Exhibit 99.1

EARTHSTONE ENERGY REPORTS APPOINTMENT OF
INTERIM FINANCIAL OFFICER

DENVER, COLORADO – FRIDAY, MARCH 25, 2011 – EARTHSTONE ENERGY, INC. (NASDAQ: ESTE) (“Earthstone” or “Company”) reported that the Company’s Board of Directors has appointed James M. Poage as Interim Chief Financial Officer.  Mr. Poage will perform the duties and responsibilities previously held by Mr. Joseph Young who, earlier this week, resigned as Principal Accounting Officer.

“We are excited about the appointment of Mr. Poage,” commented Ray Singleton, President of Earthstone.  “Mr. Poage not only brings a wealth of oil and gas experience, but a fresh perspective to our accounting function.  He will be instrumental in the preparation of this year’s SEC Form 10-K in addition to our initial efforts to become XBRL compliant.”

In a Form 8-K filed in conjunction with this press release, the Company has provided expanded information concerning Mr. Poage’s background and qualifications.  Interested parties are encouraged to review this Form 8-K for more information.

ABOUT EARTHSTONE ENERGY:

Earthstone Energy, Inc. is an independent oil and gas exploration and production company with primary operations in the Williston Basin, the Denver-Julesburg Basin in Colorado, southern Texas and the Gulf Coast area.  Earthstone is currently traded on NASDAQ Capital Markets under the symbol ESTE.  Information on Earthstone can be found at its web site: www.earthstoneenergy.com

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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements can be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases.  In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements.  Forward-looking statements also include comments regarding the future duties and the interim nature of this appointment.  Factors that could cause actual results to differ materially include Mr. Poage’s future availability and the availability of a permanent replacement for Mr. Poage in addition to economic and political events affecting supply and demand for oil and gas and government regulations.  These and other factors are discussed in more detail in Earthstone’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed for March 31, 2010. The Company disclaims any obligation to update forward-looking statements.